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                                                                      EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE


                       LANNETT COMPANY, INC AND SUBSIDIARY

                      STATEMENT RE COMPUTATION OF EARNINGS
                                    PER SHARE


                                                                      2000                                     1999
                                                       ----------------------------------      -------------------------------------
                                                         NET INCOME           SHARES             NET INCOME              SHARES
                                                         (NUMERATOR)      (DENOMINATOR)          (NUMERATOR)         (DENOMINATOR)
Basic earnings per share factors                         $ 1,350,097         5,206,128           $ 1,308,138            5,206,128
Effect of December 22, 1999 conversion                        86,000         4,186,301                  -                    -
                                                         -----------        ----------           -----------            ---------
Basic earnings per share factors, post conversion          1,436,097         9,392,429             1,308,138            5,206,128
Effect of potentially dilutive option
  plans and debentures:
    Interest on debentures                                      -                 -                  180,000                 -
    Conversion on debentures                                    -                 -                     -               9,542,636
    Employee stock options                                      -                 -                     -                    -
                                                         -----------        ----------           -----------            ---------

    Diluted earnings per share factors                   $ 1,436,097         9,392,429           $ 1,488,138           14,748,764
                                                         ===========        ==========           ===========           ==========

Basic earnings per share                                 $      0.15                             $      0.25
Diluted earnings per share                               $      0.15                             $      0.10



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